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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Caminus Corporation:

We consent to the use of our report, incorporated herein by reference, dated February 6, 2002, relating to the consolidated balance sheets of Caminus Corporation and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the December 31, 2001 Annual Report on Form 10-K of Caminus Corporation, and to the reference to our firm under the heading "Experts" in the prospectus.

                                                     /s/ KPMG LLP

New York, New York
April 22, 2002